Exhibit 99.1

Rent the Runway, Inc. Announces Third Quarter 2024 Results

Improved Business Momentum with Acceleration in Revenue Growth Led by Stronger Reserve Performance and Continued Growth in Other Revenue.

Return to Subscriber Growth in Q3 2024.

Record Low Cash Consumption for 9 Months Ending Oct 31, 2024.

Reiterates Expectation for Free Cash Flow Breakeven in FY 2024.

New York (December 9, 2024) - Rent the Runway, Inc. (“Rent the Runway” or "RTR") (NASDAQ: RENT), transforming the way women get dressed by pioneering the world’s first Closet in the Cloud, today reported financial results for the fiscal quarter ended October 31, 2024.

Fiscal Third Quarter and Recent Business Highlights

•Improved free cash flow consumption of $9M for the nine months ending October 31, 2024, which is $38M lower than the nine months ending October 31, 2023 and $61M lower than the nine months ending October 31, 2022.
•Fastest Y-o-Y Growth in Reserve orders since Q1 22, which we believe is a result of focus and operational improvements that resulted in increased availability of our highest demanded styles.
•Launched New 1-Shipment Subscription Plan offering customers access to the full RTR Subscription closet of marquee designer brands for $119 per month.
•Significantly improved SEO resulting in new YTD highs in our keyword rankings, which resulted in a sequential quarter over quarter increase in non-branded traffic.
•Launched “Own Nothing, Have Everything” brand campaign in conjunction with RTR’s 15 year anniversary in November, which features the authentic stories of real customers.
•Hired Chief Product Officer to transform product strategy and execute on a customer centric product vision to drive growth.
•Launched Two Season Partnership with Dallas Cowboy Cheerleaders, aimed at showcasing the diverse and multifaceted lives of the cheerleaders, demonstrating the key role that RTR plays in helping women look and feel their best, and driving brand awareness in key markets.

"Rent the Runway has realigned our company talent and ways of working this year to be laser focused on achieving free cash flow breakeven, significantly increase agility of experimentation and launch cadence, and reaccelerate growth,” said Jennifer Hyman, Co-Founder, President, and CEO of Rent the Runway. “Thus far this year, we’ve driven significant growth in our Reserve and Resale offerings; reduced our costs of customer acquisition and diversified marketing spend towards brand building; and implemented successful inventory and merchandising strategies that we believe have increased customer satisfaction and loyalty rates. We are proud to have achieved this while also significantly improving free cash flow. We believe our business is set up for acceleration across all revenue lines in 2025."

"Rent the Runway’s underlying business trends have continued to improve in Q3 2024,” said Sid Thacker, Chief Financial Officer, Rent the Runway. “Revenue growth improved for the fourth consecutive quarter and ending Active Subscribers returned to year over year growth. Our Reserve and Resale offerings continued to show improved momentum in Q3. We have also demonstrated, through the first nine months of this fiscal year, an ability to significantly improve free cash flow and drive progress towards our goal to be free cash flow breakeven for FY24. We are now squarely focused on accelerating growth in our Subscription business by listening to customers and making decisions that lay the foundation for stronger growth in FY25 and beyond."

Third Quarter 2024 Key Metrics and Financial Highlights

•Revenue was $75.9 million, a 4.7% increase year-over-year from $72.5 million in the third quarter of fiscal year 2023.
•132,518 ending Active Subscribers, representing a change of 1% from 131,725 at the end of the third quarter of fiscal year 2023.
•130,796 Average Active Subscribers, representing a change of (3)% from 134,646 at the end of the third quarter of fiscal year 2023.
•174,511 ending Total Subscribers, representing a change of (1)% from 175,901 at the end of the third quarter of fiscal year 2023.
•Gross Profit was $26.3 million, representing a change of 4.4% from $25.2 million in the third quarter of fiscal year 2023. Gross Margin was 34.7%, as compared to 34.8% in the third quarter of fiscal year 2023.
•Net Loss was $(18.9) million, as compared to $(31.5) million in the third quarter of fiscal year 2023. Net Loss as a percentage of revenue was (24.9)%, as compared to (43.4)% in the third quarter of fiscal year 2023.
•Adjusted EBITDA was $9.3 million, as compared to $3.5 million in the third quarter of fiscal year 2023. Adjusted EBITDA Margin was 12.3%, as compared to 4.8% in the third quarter of fiscal year 2023.

Outlook

For the fiscal fourth quarter of 2024, Rent the Runway expects:
•Revenue of between $74.4 million and $80.3 million
•Adjusted EBITDA of between $16.1 million and $20.1 million

For fiscal year 2024, Rent the Runway expects:
•Revenue growth of between 2% to 4% versus fiscal year 2023
•Adjusted EBITDA Margin of 15% to 16%
•Free Cash Flow Breakeven on a full year basis

Please see our third quarter 2024 earnings presentation at https://investors.renttherunway.com/ under the “Presentations” section for supplemental guidance.

A reconciliation of Adjusted EBITDA Margin and free cash flow expectations for Q4 2024 and fiscal year 2024 (as applicable) to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, share-based compensation expense, and non-recurring expenses, which can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Earnings Presentation, Conference Call and Webcast

The third quarter 2024 Earnings Presentation is now accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Presentations” section.
Rent the Runway will host a conference call and webcast to discuss its third quarter 2024 financial results and provide a business update today, December 9, 2024, at 8:30 am ET.

The financial results and live webcast will be accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Events” section. To access the call through a conference line, dial 1-877-407-3982 (in the U.S.) or 1-201-493-6780 (international callers).

A replay of the conference call will be posted shortly after the call and will be available for at least fourteen days. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13750012.

About Rent the Runway, Inc.

Founded in 2009, Rent the Runway is disrupting the trillion-dollar fashion industry and changing the way women get dressed through the Closet in the Cloud. RTR’s mission has remained the same since its founding: powering women to feel their best every day. Through RTR, customers can subscribe, rent items a-la-carte and shop resale from hundreds of designer brands. The Closet in the Cloud offers a wide assortment of millions of items for every occasion, from evening wear and accessories to ready-to-wear, workwear, denim, casual, maternity, outerwear, blouses, knitwear, loungewear, jewelry, handbags, activewear and ski wear. RTR has built a two-sided discovery engine, which connects deeply engaged customers and differentiated brand partners on a powerful platform built around its brand, data, logistics and technology. Under CEO and Co-Founder Jennifer Hyman’s leadership, RTR has been named to CNBC’s “Disruptor 50” five times in ten years, and has been placed on Fast Company’s Most Innovative Companies list four times, while Hyman herself has been named to the “TIME 100: Most Influential People in the World" and as one of People Magazine’s “Women Changing the World."

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, guidance and underlying assumptions for the fourth fiscal quarter of 2024 and the fiscal year 2024, and statements regarding our business objectives and strategic initiatives, including with respect to our Reserve offering, marketing initiatives and customer engagement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to drive future growth or manage our growth effectively; the highly competitive and rapidly changing nature of the global fashion industry; risks related to the macroeconomic environment; our ability to cost-effectively grow our customer base; any failure to attract or retain customers; our ability to accurately forecast customer demand, acquire and manage our offerings effectively and plan for future expenses; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; risks related to shipping, logistics and our supply chain; our ability to remediate our material weaknesses in our internal control over financial reporting; laws and regulations applicable to our business; our reliance on the experience and expertise of our senior management and other key personnel; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties to provide payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; risks related to the Company's debt, including the Company's ability to comply with covenants in the Company's credit facility; risks related to our Class A capital stock and ownership structure; and risks related to future pandemics or public health crises.

Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, as will be updated in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Key Business and Financial Metrics

Active Subscribers is defined as the number of subscribers with an active membership as of the last day of any given period and excludes paused subscribers.

Average Active Subscribers is defined as the mean of the beginning of quarter and end of quarter Active Subscribers for a quarterly period; and for other periods, represents the mean of the Average Active Subscribers of every quarter within that period.

Gross Profit is defined as total revenue less costs related to activities to fulfill customer orders and rental product acquisition costs, presented as fulfillment and rental product depreciation and revenue share, respectively, on the consolidated statement of operations. We depreciate owned apparel assets over three years and owned accessory assets over two years, net of 20% and 30% salvage values, respectively, and recognize the depreciation on a straight line basis and remaining cost of items when sold or retired on our consolidated statement of operations. Rental product depreciation expense is time-based and reflects all rental product items we own. We use Gross Profit and Gross Profit as a percentage of revenue, or Gross Margin, to measure the continued efficiency of our business after the cost of our products and fulfillment costs are included.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our performance and free cash flow and free cash flow margin are useful in evaluating our performance and liquidity. Adjusted EBITDA is a key performance measure used by management to assess our operating performance and the operating leverage of our business prior to capital expenditures. These non-GAAP financial metrics are not meant to be considered as indicators of our financial performance in isolation from or as a substitute for our financial information prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. There are limitations to the use of the non-GAAP financial metrics presented in this press release. For example, our non-GAAP financial metrics may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial metrics differently than we do, limiting the usefulness of those measures for comparative purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude interest expense, rental product depreciation, other depreciation and amortization, share-based compensation expense, write-off of liquidated assets, non-recurring adjustments, non-ordinary course legal fees, restructuring charges, income tax (benefit) expense, other income and expense, and other gains / losses. Adjusted EBITDA margin is defined as Adjusted EBITDA calculated as a percentage of total revenue, net for a period.

We define free cash flow as net cash used in operating activities and net cash used in investing activities on a combined basis. Free cash flow margin is defined as free cash flow as a percentage of revenue.

The reconciliation of presented non-GAAP financial metrics to the most directly comparable GAAP financial measure is presented below. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial metrics for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items, and may include other expenses, costs and non-recurring items. Reconciliation of Adjusted EBITDA, Adjusted EBITDA margin and free cash flow expectations for Q4 2024 and fiscal year 2024 (as applicable) to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, share-based compensation expense, and non-recurring expenses, which can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Investor Contact
Investor Relations
investors@renttherunway.com

Media Contact
Press
press@renttherunway.com

Rent the Runway, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	October 31,	January 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$74.1	$84.0
Restricted cash, current	4.6	5.2
Prepaid expenses and other current assets	9.6	13.0
Total current assets	88.3	102.2
Restricted cash	4.4	4.8
Rental product, net	89.1	94.0
Fixed assets, net	29.5	35.7
Intangible assets, net	2.8	3.4
Operating lease right-of-use assets	31.9	33.9
Other assets	5.6	4.5
Total assets	$251.6	$278.5
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10.7	$5.8
Accrued expenses and other current liabilities	20.7	21.7
Deferred revenue	11.9	10.9
Customer credit liabilities	6.0	6.3
Operating lease liabilities	4.2	3.4
Total current liabilities	53.5	48.1
Long-term debt, net	326.7	306.7
Operating lease liabilities	42.1	45.3
Other liabilities	0.5	0.7
Total liabilities	422.8	400.8

Stockholders’ equity (deficit)
Class A common stock	—	—
Class B common stock	—	—
Preferred stock	—	—
Additional paid-in capital	938.4	930.8
Accumulated deficit	(1,109.6)	(1,053.1)
Total stockholders’ equity (deficit)	(171.2)	(122.3)
Total liabilities and stockholders’ equity (deficit)	$251.6	$278.5

Rent the Runway, Inc.
Condensed Consolidated Statements of Operations
(in millions, except share and per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
Subscription and Reserve rental revenue	$66.3	$64.7	$200.9	$199.5
Other revenue	9.6	7.8	28.9	22.9
Total revenue, net	75.9	72.5	229.8	222.4
Costs and expenses:
Fulfillment	21.4	21.5	62.6	65.9
Technology	8.7	12.1	27.0	38.1
Marketing	7.1	7.1	23.9	24.6
General and administrative	21.2	24.4	66.2	76.8
Rental product depreciation and revenue share	28.2	25.8	80.1	66.7
Other depreciation and amortization	3.0	3.5	9.6	11.0
Restructuring charges	—	—	0.2	—
Total costs and expenses	89.6	94.4	269.6	283.1
Operating loss	(13.7)	(21.9)	(39.8)	(60.7)
Interest income / (expense), net	(6.1)	(10.0)	(17.7)	(28.3)
Other income / (expense), net	0.9	0.2	1.1	0.3
Net loss before income tax benefit / (expense)	(18.9)	(31.7)	(56.4)	(88.7)
Income tax benefit / (expense)	—	0.2	(0.1)	0.3
Net loss	$(18.9)	$(31.5)	$(56.5)	$(88.4)
Net loss per share attributable to common stockholders, basic and diluted	$(4.94)	$(9.09)	$(15.12)	$(26.15)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,823,542	3,464,848	3,736,161	3,380,439

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Nine Months Ended October 31,
	2024	2023
OPERATING ACTIVITIES
Net loss	$(56.5)	$(88.4)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Rental product depreciation and write-offs	35.5	31.9
Write-off of rental product sold	12.1	8.5
Other depreciation and amortization	9.6	11.0
Loss from write-off of fixed assets	0.2	0.3
Proceeds from rental product sold	(20.1)	(16.2)
(Gain) / loss from liquidation of rental product	0.6	(0.9)
Accrual of paid-in-kind interest	—	22.5
Amortization of debt discount	20.0	5.2
Share-based compensation expense	7.6	21.1
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	3.3	3.9
Operating lease right-of-use assets	2.0	(8.1)
Other assets	(1.1)	0.1
Accounts payable, accrued expenses and other current liabilities	0.2	(4.4)
Deferred revenue and customer credit liabilities	0.7	(0.7)
Operating lease liabilities	(2.4)	6.9
Other liabilities	(0.2)	(0.4)
Net cash (used in) provided by operating activities	11.5	(7.7)
INVESTING ACTIVITIES
Purchases of rental product	(41.4)	(56.3)
Proceeds from liquidation of rental product	3.4	3.7
Proceeds from sale of rental product	20.1	16.2
Purchases of fixed and intangible assets	(2.9)	(3.2)
Net cash (used in) provided by investing activities	(20.8)	(39.6)
FINANCING ACTIVITIES
Other financing payments	(1.6)	(0.4)
Net cash (used in) provided by financing activities	(1.6)	(0.4)
Net (decrease) increase in cash and cash equivalents and restricted cash	(10.9)	(47.7)
Cash and cash equivalents and restricted cash at beginning of period	94.0	163.6
Cash and cash equivalents and restricted cash at end of period	$83.1	$115.9

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Nine Months Ended October 31,
	2024	2023
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$74.1	$105.9
Restricted cash, current	4.6	4.8
Restricted cash, noncurrent	4.4	5.2
Total cash and cash equivalents and restricted cash	$83.1	$115.9

Supplemental Cash Flow Information:
Cash payments (receipts) for:
Fixed operating lease payments, net	$8.2	$8.3
Fixed assets and intangibles received in the prior period	0.3	0.1
Rental product received in the prior period	1.4	5.4
Non-cash financing and investing activities:
Financing lease right-of-use asset amortization	$0.4	$0.4
Adjustments to ROU assets or lease liabilities due to modification or other reassessment events to operating and finance leases	—	10.6
Purchases of fixed assets and intangibles not yet settled	0.1	0.2
Purchases of rental product not yet settled	6.7	17.3

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to Adjusted EBITDA for the periods presented:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
	(in millions)		(in millions)
Net loss	$(18.9)	$(31.5)	$(56.5)	$(88.4)
Interest (income) / expense, net (1)	6.1	10.0	17.7	28.3
Rental product depreciation	16.5	15.5	47.6	40.4
Other depreciation and amortization (2)	3.0	3.5	9.6	11.0
Share-based compensation (3)	2.2	4.9	7.6	21.1
Write-off of liquidated assets (4)	1.1	0.9	3.9	2.6
Non-recurring adjustments (5)	0.1	0.1	0.1	0.6
Non-ordinary course legal fees (6)	0.1	0.2	0.1	0.2
Restructuring charges (7)	—	—	0.2	—
Income tax (benefit) / expense	—	(0.2)	0.1	(0.3)
Other (income) / expense, net (8)	(0.9)	(0.2)	(1.1)	(0.3)
Other (gains) / losses (9)	—	0.3	0.2	0.5
Adjusted EBITDA	$9.3	$3.5	$29.5	$15.7
Adjusted EBITDA Margin (10)	12.3%	4.8%	12.8%	7.1%

(1)Includes debt discount amortization of $6.9 million in the three months ended October 31, 2024, $1.8 million in the three months ended October 31, 2023, $20.0 million in the nine months ended October 31, 2024 and $5.2 million in the nine months ended October 31, 2023.
(2)Reflects non-rental product depreciation and capitalized software amortization.
(3)Reflects the non-cash expense for share-based compensation.
(4)Reflects the write-off of the remaining book value of liquidated rental product that had previously been held for sale.
(5)Non-recurring adjustments for the three and nine months ended October 31, 2024 includes $0.1 million of costs related to one-time professional fees. Non-recurring adjustments for the three and nine months ended October 31, 2023 includes $0.1 million and $0.6 million, respectively, of costs primarily related to the option exchange.
(6)Non-ordinary course legal fees for the three and nine months ended October 31, 2024 includes $0.1 million of costs related to a class action lawsuit. Non-ordinary course legal fees for the three and nine months ended October 31, 2023 includes $0.2 million of costs related to a class action lawsuit.
(7)Reflects restructuring charges primarily related to severance and related costs in connection with the January 2024 restructuring plan.
(8)Includes other (income) / expense recognized in the period.
(9)Includes gains / losses recognized in relation to foreign exchange, operating lease terminations and the related surrender of fixed assets (see “Note 5 - Leases – Lessee Accounting” in the Notes to the Condensed Consolidated Financial Statements).
(10)Adjusted EBITDA Margin calculated as Adjusted EBITDA as a percentage of revenue.

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)

The following table presents a reconciliation of net cash (used in) provided by operating activities, the most comparable GAAP financial measure, to Free Cash Flow and Free Cash Flow Margin for the periods presented:

	Nine Months Ended October 31,
	2024	2023
	(in millions)
Net cash (used in) provided by operating activities	$11.5	$(7.7)
Purchases of rental product	(41.4)	(56.3)
Proceeds from liquidation of rental product	3.4	3.7
Proceeds from sale of rental product	20.1	16.2
Purchases of fixed and intangible assets	(2.9)	(3.2)
Free Cash Flow	$(9.3)	$(47.3)
Free Cash Flow Margin	(4.0)%	(21.3)%

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)

The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to Free Cash Flow and Free Cash Flow Margin for the periods presented:

	Nine Months Ended October 31,
	2024	2023
	(in millions)
Net loss	$(56.5)	$(88.4)
Interest (income) / expense, net	17.7	28.3
Rental product depreciation	47.6	40.4
Other depreciation and amortization	9.6	11.0
Share-based compensation	7.6	21.1
Write-off of liquidated assets	3.9	2.6
Non-recurring adjustments	0.1	0.6
Non-ordinary course legal fees	0.1	0.2
Restructuring charges	0.2	—
Income tax (benefit) / expense	0.1	(0.3)
Other (income) / expense, net	(1.1)	(0.3)
Other (gains) / losses	0.2	0.5
Adjusted EBITDA	$29.5	$15.7
Purchases of rental product	(41.4)	(56.3)
Purchases of fixed and intangible assets	(2.9)	(3.2)
Cash interest expense	(0.1)	(4.8)
Cash interest earned	2.4	4.2
Change in assets and liabilities	2.5	(2.7)
Non-recurring adjustments	(0.1)	(0.6)
Non-ordinary course legal fees	(0.1)	(0.2)
Restructuring charges	(0.2)	—
Other adjustments (1)	1.1	0.6
Free Cash Flow	$(9.3)	$(47.3)
Free Cash Flow Margin	(4.0)%	(21.3)%

(1) Other adjustments primarily includes cash tax adjustments and other cash gains (losses).